Exhibit 99.1

Hexion Specialty Chemicals, Inc.	NEWS RELEASE
180 East Broad Street Columbus, OH 43215 hexion.com

FOR IMMEDIATE RELEASE

Hexion Specialty Chemicals Reports First Quarter 2008 Results; Sales Up 14 Percent

COLUMBUS, Ohio – (May 14, 2008) – Hexion Specialty Chemicals, Inc. today reported its results for the first quarter ended March 31, 2008. Highlights for the first quarter of 2008 include:

•	Revenues of $1.64 billion in 2008 compared to $1.44 billion during the prior year period, an increase of 14 percent.

•

Operating income of $82 million for the first quarter of 2008 versus $104 million for the comparable prior year period. First quarter 2008 operating income was negatively impacted by $17 million in increased raw materials costs and $6 million from a Versatic Acids force majeure.

•	Net loss of $6 million for the 2008 quarter versus net income of $4 million in the first quarter of 2007.

•

Segment EBITDA (earnings before interest, taxes, depreciation and amortization) totaled $154 million in the first quarter of 2008 compared to $170 million during the prior year period, a 9 percent decrease. (Note: Segment EBITDA is a non-GAAP financial measure and is defined and reconciled to Net Income later in this release).

•

Adjusted EBITDA was $678 million for the Last Twelve Month (LTM) period ended March 31, 2008. (Note: Adjusted EBITDA is a non-GAAP financial measure and is defined and reconciled to Net Income later in this release).

“Demand for many of our key specialty products increased compared to 2007 levels,” said Craig O. Morrison, Chairman, President and CEO. “Our strong quarterly sales gains reflect an ongoing focus on pricing actions to offset rising raw material costs, continued growth from international markets and our broad product portfolio. In addition, the forest products business of Arkema GmbH, our most recent acquisition, also performed well in its first full quarter of operations within Hexion.

“We are focused on driving year-over-year sales and EBITDA gains. Our first quarter 2008 Segment EBITDA, however, was negatively impacted by $17 million in increased raw materials and $6 million from a Versatic Acids force majeure. We are working diligently to recover these raw material cost increases. We will continue to address the challenging North American market conditions through cost controls, synergy achievement and productivity initiatives, as well as growing our international business, which represents approximately 60 percent of our overall sales.”

Synergy Update

As part of its synergy program from the Hexion formation, the Company achieved $6 million in synergies during the first quarter of 2008. As of March 31, 2008, Hexion has achieved $126 million in synergies from its synergy program targeting $175 million in savings. The Company continues to expect to take all actions for its synergy program by the end of 2008.

Transaction Update

Hexion previously announced in the first quarter of 2008 that both it and Huntsman Corporation agreed to allow additional time for the Federal Trade Commission to review the proposed merger of the two companies. On April 5, 2008, Hexion exercised its option to extend the Termination Date under the Merger Agreement until July 4, 2008.

“We continue to fully cooperate with regulatory agencies and are working closely with Huntsman and the agencies in order to obtain the regulatory approvals required to complete the merger,” Morrison said.

On July 12, 2007, Hexion entered into a definitive agreement to acquire Huntsman Corporation in an all-cash transaction valued at approximately $10.6 billion, including the assumption of debt. Under the terms of the Merger Agreement, the cash price per share to be paid by Hexion increases each day from April 5, 2008 through consummation of the merger at the equivalent of approximately 8% per annum (less any dividends or distributions declared or made). The transaction was approved by Huntsman shareholders on October 16, 2007 and is subject to customary closing conditions, including regulatory approval in the U.S., European Union and several other countries.

Segment Results

Following are net sales and Segment EBITDA by reportable segment for the first quarter of 2008. Segment EBITDA is defined as EBITDA adjusted to exclude certain non-cash and non-recurring expenses. Segment EBITDA is the primary performance measure used by the Company to evaluate operating results and allocate resources among segments. Segment EBITDA is also the profitability measure used in management and executive incentive compensation programs. Corporate and Other primarily represents certain corporate, general and administrative expenses that are not allocated to the segments.

	(Unaudited) Three months ended March 31,
(U.S. Dollars in Millions)	2008	2007
Net Sales to Unaffiliated Customers(1)(2)(3)
Epoxy and Phenolic Resins	$639	$567
Formaldehyde and Forest Product Resins	554	428
Coatings and Inks	332	343
Performance Products	111	100

	$1,636	$1,438

Segment EBITDA(2)(3):
Epoxy and Phenolic Resins	$74	$95
Formaldehyde and Forest Product Resins	53	44
Coatings and Inks	19	25
Performance Products	21	18
Corporate and Other	(13)	(12)

(1)	Intersegment sales are not significant and, as such, are eliminated within the selling segment.
(2)	Net sales and Segment EBITDA include the acquisition of the resins and adhesives business from Orica Limited and the forest products resins and formaldehyde business of Arkema GmbH since February 1, 2007 and November 1, 2007, respectively.
(3)	Certain of the Company’s product lines have been realigned, resulting in reclassifications between segments. Prior period balances have been reclassified to conform to current presentations.

Earnings Call

Hexion Specialty Chemicals, Inc. will host a teleconference to discuss First Quarter 2008 results on May 14, 2008, at 10:00 a.m. Eastern Time.

Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: 866-314-4865

International Participants: 617-213-8050

Participant Passcode: 23304227

Live Internet access to the call and presentation materials will be available through the Investor Relations section of the Company’s website: www.hexion.com.

A replay of the call will be available for three weeks beginning at 12 p.m. Eastern Time on May 14, 2008. The playback can be accessed by dialing 888-286-8010 (U.S.) and 617-801-6888 (International). The passcode is 67271444. A replay also will be available through the Investor Relations Section of the Company’s website.

Reconciliation of Segment EBITDA to Net Loss (Unaudited)

	Three months ended March 31,
(U.S. Dollars in Millions)	2008	2007
Segment EBITDA:
Epoxy and Phenolic Resins	$74	$95
Formaldehyde and Forest Product Resins	53	44
Coatings and Inks	19	25
Performance Products	21	18
Corporate and Other	(13)	(12)

Reconciliation:
Items not included in Segment EBITDA
Pending merger costs	(9)	—
Integration costs	(7)	(9)
Non-cash items	4	(6)
Unusual items:
Gain on divestiture of assets	7	—
Business realignments	(3)	(6)
Other	(9)	(1)

Total unusual items	(5)	(7)

Total adjustments	(17)	(22)
Interest expense, net	(78)	(76)
Income tax expense	(13)	(21)
Depreciation and amortization	(52)	(47)

Net (loss) income	$(6)	$4

Reconciliation of Last Twelve Month Net Loss to Adjusted EBITDA

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash and certain non-recurring costs. Adjusted EBITDA also includes expected future cost savings and other adjustments permitted in calculating covenant compliance under the indentures governing certain of the Company’s debt instruments and the Company’s senior credit facility. Certain covenants in these agreements (i) require the maintenance of a senior secured debt to Adjusted EBITDA ratio and (ii) restrict the Company’s ability to take certain actions such as incurring additional debt or making certain acquisitions if the Company is unable to meet this ratio and also a defined Adjusted EBITDA to Fixed Charge ratio. The covenant to incur additional indebtedness and the ability to make future acquisitions requires an Adjusted EBITDA to Fixed Charges ratio (measured on a trailing four-quarter basis) of 2.0:1.0. Fixed charges are defined as interest expense excluding the amortization or write-off of deferred financing costs. Failure to comply with these covenants can result in limiting long-term growth prospects by hindering the Company’s ability to incur future indebtedness or grow through acquisitions. The Company believes that including the supplemental adjustments applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with financial covenants and assess the Company’s future ability to incur additional indebtedness. Adjusted EBITDA and fixed charges are not defined terms under accounting principles generally accepted in the United States of America (US GAAP).

Adjusted EBITDA is not intended to represent any measure of earnings or cash flow in accordance with US GAAP and the Company’s calculation and use of this measure may differ from other companies. These non-GAAP measures should not be used in isolation or as a substitute for measures of performance or liquidity. Adjusted EBITDA should not be considered an alternative to operating income or net loss under US GAAP to evaluate the Company’s results of operations or as an alternative to cash flows as a measure of liquidity. Fixed Charges should not be considered an alternative to interest expense.

(U.S. Dollars in Millions)	March 31, 2008 LTM Period
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(75)
Income taxes	36
Interest expense, net	312
Depreciation and amortization expense	203

EBITDA	476
Adjustments to EBITDA:
Acquisitions EBITDA(1)	31
Pending merger and transaction costs (2)	10
Integration costs (3)	36
Non-cash items(4)	44
Unusual items:
Gain on sale of assets	(15)
Purchase accounting effects/inventory step up	1
Business realignments(5)	18
Other(6)	28

Total unusual items	32

In process Synergies(7)	49

Adjusted EBITDA(8)	$678

Fixed charges(8)	$270

Ratio of Adjusted EBITDA to Fixed Charges(9)	2.51

1)	Represents the incremental EBITDA impact of the Arkema Acquisition as if it had taken place at the beginning of the period. Also includes the impacts of in process synergies related to our 2007 and 2006 acquisitions.
2)	Primarily represents accounting, tax and miscellaneous costs related to the pending Huntsman Merger.
3)	Represents redundancy and plant rationalization costs and incremental administrative costs associated with integration programs. Also includes costs to implement a single, company-wide management information and accounting system and a new consolidations and financial reporting system.
4)	Includes non-cash charges for impairments of property and equipment, stock-based compensation and unrealized foreign exchange and derivative activity.
5)	Represents plant rationalization, headcount reduction and other costs associated with business realignments.
6)	Includes the impact of the announced Alkyds Divestiture, management fees, costs to settle a lawsuit, realized foreign currency activity and costs for unplanned plant outages.
7)	Represents estimated net unrealized synergy savings resulting from the Hexion Formation.
8)	The charges reflect pro forma interest expense based on interest rates at May 6, 2008 as if the Arkema Acquisition and the amendment of our senior secured credit facilities had taken place at the beginning of the period.
9)	We are required to maintain an Adjusted EBITDA to Fixed Charges ratio of greater than 2.0 to 1.0 to be able to incur additional indebtedness under our indenture for the Second Priority Senior Secured Notes. As of March 31, 2008, the Company was able to satisfy this covenant and incur additional indebtedness under this indenture.

Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the management of Hexion Specialty Chemicals, Inc. (which may be referred to as “Hexion,” “we,” “us,” “our” or the “Company”) may from time to time make oral forward-looking statements. Forward looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current views about future events and are based on currently available financial, economic and competitive data and on our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our markets, services, prices and other factors as discussed in our 2007 Annual Report on Form 10-K, and our other filings, with the Securities and Exchange Commission (SEC). Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: economic factors such as an interruption in the supply of or increased pricing of raw materials due to natural disasters, competitive factors such as pricing actions by our competitors that could affect our operating margins, and regulatory factors such as changes in governmental regulations involving our products that lead to environmental and legal matters as described in our 2007 Annual Report on Form 10-K, and our other filings, with the SEC.

About Hexion Specialty Chemicals

Based in Columbus, Ohio, Hexion Specialty Chemicals serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Hexion Specialty Chemicals is controlled by an affiliate of Apollo Management, L.P. Additional information is available at www.hexion.com.

Contacts

Investors:

John Kompa

Director, Investor Relations

Hexion Specialty Chemicals, Inc.

+1 614 225 2223

john.kompa@hexion.com

Media:

Peter F. Loscocco

Vice President, Public Affairs

Hexion Specialty Chemicals, Inc.

+1 614 225 4127

peter.loscocco@hexion.com

(See Attached Financial Statements)

CONSOLIDATED STATEMENTS OF OPERATIONS

HEXION SPECIALTY CHEMICALS, INC. (Unaudited)

	Three Months ended March 31,
(In millions)	2008	2007
Net sales	$1,636	$1,438
Cost of sales	1,429	1,216

Gross profit	207	222
Selling, general and administrative expense	104	100
Pending merger costs	9	—
Integration costs	7	9
Other operating expense, net	5	9

Operating income	82	104
Interest expense, net	78	76
Other non-operating (income) expense, net	(3)	2

Income before income tax, earnings from unconsolidated entities and minority interest	7	26
Income tax expense	13	21

(Loss) income before earnings from unconsolidated entities and minority interest	(6)	5
Earnings from unconsolidated entities, net of taxes	1	1
Minority interest in net income of consolidated subsidiaries	(1)	(2)

Net (loss) income	$(6)	$4

Comprehensive income	$28	$18

CONSOLIDATED BALANCE SHEETS

HEXION SPECIALTY CHEMICALS, INC.

(In millions, except share data)	March 31, 2008	December 31, 2007
Assets
Current assets
Cash and cash equivalents	$191	$199
Accounts receivable (net of allowance for doubtful accounts of $24 and $22, respectively)	984	874
Inventories:
Finished and in-process goods	471	418
Raw materials and supplies	192	185
Other current assets	78	78

Total current assets	1,916	1,754

Other assets, net	233	223
Property and equipment
Land	110	105
Buildings	337	325
Machinery and equipment	2,293	2,231

	2,740	2,661
Less accumulated depreciation	(1,099)	(1,046)

	1,641	1,615
Goodwill	213	206
Other intangible assets, net	211	208

Total assets	$4,214	$4,006

CONSOLIDATED BALANCE SHEETS

HEXION SPECIALTY CHEMICALS, INC.

Liabilities and Shareholder’s Deficit
Current liabilities
Accounts and drafts payable	$791	$718
Debt payable within one year	86	85
Interest payable	61	54
Income taxes payable	62	47
Other current liabilities	410	342

Total current liabilities	1,410	1,246

Long-term liabilities
Long-term debt	3,638	3,635
Long-term pension and post employment benefit obligations	226	220
Deferred income taxes	145	141
Other long-term liabilities	140	138

Total liabilities	5,559	5,380

Minority interest in consolidated subsidiaries	12	12
Commitments and contingencies
Shareholder’s Deficit
Common stock—$0.01 par value; 300,000,000 shares authorized, 170,605,906 issued and 82,556,847 outstanding at March 31, 2008 and December 31, 2007	1	1
Paid-in deficit	(12)	(13)
Treasury stock, at cost—88,049,059 shares	(296)	(296)
Accumulated other comprehensive income	208	174
Accumulated deficit	(1,258)	(1,252)

Total shareholder’s deficit	(1,357)	(1,386)

Total liabilities and shareholder’s deficit	$4,214	$4,006

CONSOLIDATED STATEMENTS OF CASH FLOWS

HEXION SPECIALTY CHEMICALS, INC

	Three months ended March 31,
(In millions)	2008	2007
Cash flows provided by (used in) operating activities
Net (loss) income	$(6)	$4
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	52	47
Minority interest in net income of consolidated subsidiaries	1	2
Stock-based compensation expense	1	1
Gain on sale of assets, net of tax	(5)	—
Deferred tax provision	10	5
Other non-cash adjustments	(1)	5
Net change in assets and liabilities, excluding acquisitions:
Accounts receivable	(78)	(62)
Inventories	(36)	(45)
Accounts and drafts payable	50	4
Income taxes payable	12	1
Other assets, current and non-current	(1)	6
Other liabilities, current and long-term	19	10

Net cash provided by (used in) operating activities	18	(22)

Cash flows used in investing activities
Capital expenditures	(22)	(22)
Acquisition of businesses, net of cash acquired	—	(63)
Deferred acquisition costs	(1)	—
Proceeds from the sale of assets	8	—

Net cash used in investing activities	(15)	(85)

Cash flows (used in) provided by financing activities
Net short-term debt repayments	(2)	(8)
Borrowings of long-term debt	179	665
Repayments of long-term debt	(190)	(560)
Payments on dividends of common stock	(1)	—

Net cash (used in) provided by financing activities	(14)	97

Effect of exchange rates on cash and cash equivalents	3	1
Decrease in cash and equivalents	(8)	(9)
Cash and cash equivalents at beginning of period	199	64

Cash and cash equivalents at end of period	$191	$55